Exhibit 99.1

MIC Provides Update on Year-to-Date Operating Performance

  IMTT Benefits from Increasing Storage Demand with Utilization over 90%
  Performance of Atlantic Aviation Stable Year-to-Date

NEW YORK--(BUSINESS WIRE)--March 18, 2020--Macquarie Infrastructure Corporation (NYSE: MIC) today announced that the performance of its businesses has been consistent with the Company’s expectations over the first ten weeks of 2020.

At International-Matex Tank Terminals (“IMTT”), market conditions have been supportive of the storage and handling of petroleum products. Utilization at IMTT is expected to increase to over 90% in April, up from 86% at yearend 2019.

“IMTT has leased a substantial amount of storage capacity in the past two weeks, primarily distillate tanks at its Bayonne, New Jersey terminal with a weighted average term of over one year,” said Christopher Frost, chief executive officer of MIC.

General aviation flight activity, the primary driver of the performance of Atlantic Aviation, was stable during the period resulting in jet fuel sales being generally consistent with 2019.

“While the impact of COVID-19 on general aviation flight activity in the future is unclear, including as a result of government and corporate travel restrictions and the cancellation of sporting and other events, Atlantic has performed well during the period and remains focused on serving the needs of the general aviation community and operating safely and efficiently,” Frost said.

MIC Management remains committed to maximizing value for shareholders and believes that a sale of the Company or one or more of its operating businesses may be the best path to achieving that objective. “Our top priority at this time is ensuring the health and safety of our employees and customers as we closely monitor the evolving situation,” Frost noted. MIC announced its decision to actively pursue strategic alternatives for the Company on October 31, 2019.

The Company notes that there can be no assurances as to the form and timing of any transaction as a result of its pursuit of strategic alternatives, or if any transactions will be consummated, and any final decisions remain subject to approval by the MIC board of directors. MIC does not intend to update the market on its progress unless or until it determines that further disclosure is appropriate or required by law.

About MIC

MIC owns and operates a diversified group of businesses providing basic services to customers in the United States. Its businesses consist of a bulk liquid terminals business, International-Matex Tank Terminals, an airport services business, Atlantic Aviation, and entities comprising an energy services, production and distribution segment, MIC Hawaii. For additional information, please visit the MIC website at www.macquarie.com/mic.

Forward-Looking Statements

This press release contains forward-looking statements. MIC may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, complete growth projects, deploy growth capital and manage growth, make and finance future acquisitions, and implement its strategy; the regulatory environment; demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks; fuel and gas and other commodity costs; its ability to recover increases in costs from customers, cybersecurity risks, work interruptions or other labor stoppages; risks associated with acquisitions or dispositions, litigation risks; risks related to its shared services initiative and its ability to achieve cost savings; reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

MIC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of MIC do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of MIC.

Contacts

Investors:
Jay Davis
Investor Relations
MIC
212-231-1825

Media:
David Franecki
Corporate Communications
MIC
212-231-0317